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                                                                 EXHIBIT 10.16


                CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Contribution, Assignment and Assumption Agreement (the "Agreement") is entered into as of March 28, 2000 (the "Effective Date"), by and between MediaChase Ltd., a Delaware corporation ("MediaChase"), and StudioBuzz.com, LLC, a Delaware limited liability company ("StudioBuzz"), with reference to the following:

         A. MediaChase has developed the concept for an online database consisting of community portals and databases dedicated to film and television industry professionals (the "Program").

         B. MediaChase desires to contribute, assign, transfer and convey to StudioBuzz the Program and all goodwill, assets, properties and rights of every nature, kind and description throughout the world, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of MediaChase, to the extent the same are used solely in connection with the development and exploitation of the Program (together with the Program, collectively referred to as the "Assets"), subject to all of MediaChase's liabilities and obligations, whether fixed or contingent, direct or indirect, represented by a written agreement or otherwise, relating to, arising under or in connection with the Assets, including, without limitation, all intellectual property claims arising out of, relating to or in connection with the Assets and all other claims arising from the development and exploitation of the Program (collectively, the "Liabilities") in exchange for one hundred percent (100%) of the membership interests (the "Membership Interests") in StudioBuzz.

         In consideration of the foregoing, the undersigned agree as follows:

         1. ASSIGNMENT OF ASSETS. Effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MediaChase does hereby contribute, assign, transfer, and convey to StudioBuzz, to have and to hold unto StudioBuzz, its successors and assigns forever, all of MediaChase's right, title and interest in and to the Assets. Additionally, MediaChase will transfer to StudioBuzz the employees of MediaChase listed on Schedule "A" (the "Employees").

         2. ACCEPTANCE OF ASSIGNMENT. Effective as of the Effective Date, StudioBuzz hereby accepts the assignment to it of all of MediaChase's right, title and interest in and to the Assets.

         3. ASSUMPTION OF LIABILITIES. As further consideration of the contribution, assignment, transfer and conveyance of the Assets to StudioBuzz, effective as of the Effective Date, StudioBuzz hereby assumes and agrees to pay and perform all of the Liabilities. Notwithstanding anything to the contrary set forth herein, StudioBuzz shall not assume nor be liable for any of the following liabilities or obligations of MediaChase:


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             a.  all Liabilities of MediaChase which pertain primarily to its assets other than the Assets;

             b. any of MediaChase's Liabilities for any income taxes of any nature now or hereafter owed by MediaChase or attributable to the Assets;

             c. any taxes or expenses or fees incurred by MediaChase incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation of the consummation) of the transactions contemplated herein, including, without limitation, any related attorney's and accountant's fees;

             d. any Liabilities now or hereafter arising by reason of any willful and Knowing breach of contract prior to the Effective Date or any of the following intentional torts: assault and battery, false imprisonment, conversion, and so long as it is shown that MediaChase acted with malice, defamation, intentional infliction of emotional distress, invasion of privacy and interference with business relations;

             e. any of MediaChase's Liabilities now or hereafter arising with respect to any period or any portion of any period prior to the Effective Date under any laws relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes ("Environmental Laws");

             f. any Liabilities now or hereafter arising by reason of MediaChase engaging, prior to the Effective Date, in sexual harassment, discrimination or retaliation based on race, religion, color, national origin, ancestry, physical or mental disability, medical condition, marital status, sex, age, and/or pregnancy ("Labor Claims"); provided, however, that for clarification all other claims relating to past or current employees or consultants are being assumed by StudioBuzz (e.g., claims for compensation or benefits) to the extent relating to services provided in connection with the Assets except as otherwise expressly provided herein; and

             g. any Liabilities now or hereafter arising by reason of any willful and Knowing violation by MediaChase, prior to the Effective Date, of any law or order (other than Environmental Laws and labor laws (including, without limitation, those giving rise to Labor Claims) which matters are covered above, and other than laws relating to intellectual property matters as StudioBuzz is agreeing to assume such Liabilities).

         4.  ISSUANCE OF MEMBERSHIP INTEREST. In consideration of
MediaChase's assignment, transfer, conveyance and delivery of the Assets to StudioBuzz, effective as of the Effective Date, StudioBuzz shall issue to MediaChase a 100% Membership Interest.


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         5.  REPRESENTATIONS AND WARRANTIES.

             a. MediaChase, on the one hand, and StudioBuzz, on the other hand, represents and warrants to the other that (i) it has all requisite power and authority to execute and deliver this Agreement and any other instruments and documents to be executed and delivered to effectuate this Agreement and assumption contemplated hereby (collectively, the "Documents");
(ii) its execution and delivery of this Agreement and the other Documents and the performance of its obligations hereunder and thereunder have been authorized by all necessary action and do not violate any laws, regulations or orders by which it is bound; and (iii) this Agreement and the other Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof.

             b.  MediaChase represents and warrants to StudioBuzz as follows:

                 i) Except for those liabilities arising under the contracts and agreements listed on Schedule "B" hereto and the other liabilities listed on Schedule "C", MediaChase does not have any Knowledge (as defined in Section 14 below) of any other material Liabilities or any circumstances, conditions, events or arrangements which may hereafter give rise to any material Liabilities.

                 ii) No action, suit, arbitration, dispute or other legal or administrative or other proceeding or governmental investigation is currently pending, or to the Knowledge of MediaChase, threatened, against MediaChase and relating to its ownership or operation of the Assets and to the Knowledge of MediaChase there are no outstanding orders, decrees or stipulations issued by any governmental authority which relate to the Assets. The Assets are not to the Knowledge of MediaChase subject to any judgment, order, writ, injunction or decree that has not been satisfied or complied with in full.

                 iii) Schedule "B" sets forth a true and complete list of all written agreements with Employees and consultants being transferred ("Transferred Consultants") now in effect and all written employee benefit plans (including, without limitation, all health insurance, retirement, pension, and profit sharing plans) now in effect relating to Employees. Since February 29, 2000, except as disclosed on invoices issued by MediaChase to InternetStudios.com, Inc. or Onlinefilmsales.com, LLC, MediaChase has not made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to be paid, conditionally or otherwise, the rate of any bonus, extra compensation or severance pay, to any Employee or Transferred Consultant.

                 iv) All of the accounts payable of MediaChase relating to the Assets arose from bona fide purchases of goods or services in the ordinary course of business.

                 v) To the Knowledge of MediaChase, it has not breached, in any material respect, any contract or other agreement assigned to StudioBuzz hereunder.

        6. FURTHER ASSURANCES. MediaChase shall, at any time and from time to time, upon the request of StudioBuzz, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to


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collect and reduce to the possession of StudioBuzz any and all assets and interests hereby transferred to StudioBuzz.

         7. DELIVERY. On or promptly following the Effective Date, at StudioBuzz's request, MediaChase shall deliver the following to StudioBuzz or to such location, person or entity as may be designated by StudioBuzz:

             a. the Assets, including, without limitation, (i) all tangible personal property; (ii) all originals and copies of material written contracts and other material written agreements being assigned; and (iii) all books and records relating to or included in the Assets (excluding tax returns); and

             b. any other information, document, instrument or agreement with respect to the Assets in the possession or control of MediaChase.

         8. NO THIRD-PARTY BENEFICIARY. This Agreement is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person or entity to any party to this Agreement.

         9. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Delaware and may be executed in counterparts. The parties hereto agree to execute and deliver any documents reasonably requested by the other to confirm further and assure consummation of the transaction consummated hereby.

         10. NO ASSIGNMENT. No party to this Agreement shall have the right to assign this Agreement or any interest, right or obligation under this Agreement without obtaining the prior written consent of the other parties hereto.

         11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         12. ENTIRE AGREEMENT. This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations, written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

         13. AMENDMENTS. No alteration, change, amendment or modification of or to this Agreement shall be effective unless it is made in writing and signed on behalf of each party to be charged.

         14. KNOWLEDGE. As used herein, the terms "Knowledge" and "Knowing" shall mean the actual knowledge of Chris Lutz or Melanie Luciano (without investigation).


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         15.  INDEMNIFICATION. The parties are agreeing to indemnify each other with respect to the liabilities retained or assumed by them, as applicable, as set forth in that certain letter agreement, dated of even date herewith, among MediaChase, StudioBuzz, InternetStudios.com, Inc., Onlinefilmsales.com, LLC and ReporterTV.com, LLC.


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         16.  IN WITNESS WHEREOF, the undersigned have entered into this
Agreement on the date first written above.

                                       MEDIACHASE LTD., a Delaware corporation

                                       By:_______________________________
                                       Name:
                                       Title:

                                       STUDIOBUZZ.COM, LLC, a Delaware limited
                                       liability company

                                       By: MEDIACHASE LTD., a Delaware
                                           corporation

                                       By:_______________________________
                                       Name:
                                       Title:


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                                  SCHEDULE "A"

                                   EMPLOYEES




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                                  SCHEDULE "B"

                                   CONTRACTS




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                                  SCHEDULE "C"

                                OTHER LIABILITIES